                                                                    EXHIBIT 12.1


                               HCC INDUSTRIES INC.
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                 (IN THOUSANDS)



                                                                                    FOR THE YEAR ENDED
                                                                     ------------------------------------------------
                                                                      APRIL 3,          MARCH 28,         MARCH 29,
                                                                       1999                1998              1997
                                                                     ---------        -----------        ----------
Earnings:

     Earnings before taxes and extraordinary item                    $   8,692        $     6,020        $     (821)
     Add:  Fixed charges(1)                                             11,190             10,327             2,946
                                                                     ---------        -----------        ----------

                                                                     $  19,882        $    16,347        $    2,125
                                                                     =========        ===========        ==========
Fixed Charges: (1)

     Interest expense                                                $  11,190        $    10,327        $    2,946
                                                                     =========        ===========        ==========
Ratio of Earnings to Fixed Charges                                         1.8                1.6                --(2)
                                                                     =========        ===========        ==========


(1) The ratios of earnings to fixed charges were computed by adding earnings before income taxes and extraordinary item to fixed charges and dividing by fixed charges. Fixed charges consist of interest expense and amortization of debt issuance costs.

(2) The Company's earnings were insufficient to cover fixed charges for the fiscal year ended March 29, 1997. The dollar amount of the deficiency was $821,000.



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